Exhibit 23.1

Consent of Burr, Pilger & Mayer LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-75268 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan, No. 33-80662 pertaining to the 1994 Stock Option Plan, No. 33-93394 pertaining to the 1994 Employee Stock Purchase Plan, No. 333-29801 pertaining to the 1994 Stock Option Plan, No. 333-60057 pertaining to the 1994 Stock Option Plan, No. 333-79789 pertaining to the 1994 Stock Option Plan, No. 333-43504 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan and No. 333-72098 pertaining to the 1994 Stock Option Plan) and the Registration Statements on Forms S-3 (No. 333-38266 and No. 333-54912) of InSite Vision Incorporated of our report dated March 12, 2004, with respect to the consolidated financial statements of InSite Vision Incorporated included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

May 6, 2004